This Post-Qualification Offering Circular Amendment No.1 (this “Offering Circular Amendment No.1”) amends the offering circular of Doyen Elements Inc, dated August 15, 2017, as qualified by the United States Securities and Exchange Commission on September 1, 2017, and as may be amended and supplemented from time to time (the “Offering Circular”), to add, update and/or replace information contained in the Offering Circular. This shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PART II INFORMATION REQUIRED IN OFFERING CIRCULAR

POST-QUALIFICATION OFFERING CIRCULARAMENDMENT NO. 1, File No. 000-55836.

DOYEN ELEMENTS, INC.

1880 Office Club Pointe

Suite 1240

Colorado Springs, CO, 80920

(855) 369-3687

www.doyenelementsus.com

THE DATE OF THIS OFFERING CIRCULAR IS December 20, 2017

Doyen Elements, Inc., formerly AdvantaMeds Solutions USA Fund I, Inc. (the “Company”) is a corporation, organized on October 21, 2015 under the laws of the State of Nevada. We have conducted limited business operations since our inception, and have had no revenues to date. Upon the completion of this Offering, we intend to focus our business operations on providing a wide range of ancillary services to the legal medical-use legal cannabis industry, including property leasing and management, equipment leasing, management consulting, incubator services, technology solutions, and logistical support functions, both in the United States and internationally.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 1, is part of an offering statement (File 024-10707) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this Offering Circular Amendment No.1 all of the information (i) contained in Part II of the Offering Circular, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment;

The Offering Circular is amended as follows:

SUMMARY

Our Planned Acquisitions

In addition to the existing planned acquisitions, On December 14, 2017, the Company entered into an agreement to acquire 7GENx LLC, a Boulder, Colorado based hemp genetics research and development company, for $4,200,000, see Exhibit 99.7, pursuant to a promissory note due May 21, 2019, see Exhibit 99.8. Along with this acquisition, the Company has entered into a 2-year employment agreement with Shane Davis, whereby Mr. Davis will Manage the new division of Doyen, at a weekly salary of $1500 until February 1, 2018, adjusting to an annual salary of $130,000, terms of which are included in Exhibit 99.9.

7GENx LLC is focused on creating proprietary hemp cultivars to meet the current and emerging market demands for use in breeding for agricultural, industrial and medical purposes. Our team of scientists focuses on data collection and analysis of chemical, genetic and phenotypic profiles of hemp, allowing us to create proprietary varieties of hemp that are targeted for specific uses for current or emerging markets.

Our intention is to restore regenerative hemp based agriculture, food, fuel and fiber economies for the health, safety and welfare of the planet.

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We do this, by providing small select farms in Colorado (and other states with state approved hemp programs) with hemp cultivation and harvesting techniques, elevated organic methods and practices, and proprietary CBD rich hemp varieties that meet state hemp program standards.

Our farm program partners are a main source of our geographic data collection and harvested proprietary whole plant hemp extracts that are designed for our line of hemp-based products to include, but not limited to; CBD rich dietary supplements for humans and animals and CBD rich body care products.

THE OFFERING

Securities Offered

A maximum of 7 million shares of Common Stock at a price of $7.00 per share.

Total Offering: The Company will receive a maximum of $49,000,000 in gross proceeds upon sale of the maximum number of shares of Common Stock offered.

Common Stock Outstanding: As of December 14, 2017, the Company had 100,000,000 shares of Common Stock authorized and 17,042,274 issued and outstanding.

Preferred Stock Outstanding: As of December 14, 2017, the Company had 638 shares of Preferred Stock, designated as “6% Convertible Preferred Stock” issued and outstanding.

Use of Proceeds: The net proceeds of this Offering, which are expected to be approximately $45,000,000 after commissions and expenses, will be utilized for the pending acquisitions, marketing, and general working capital purposes. The details of our plans are set forth in “Use of Proceeds” on page 4 of this Offering Circular. We are just developing our marketing plan, and there can be no assurance as to how quickly, or if, we can obtain a sufficient number of clients and customers to achieve profitability.

RISK FACTORS

Dependence on Management

In the early stages of development, the Company’s business will be significantly dependent on the Company’s management team. As a result of the recent changes in executive leadership the Company’s success will be particularly dependent upon the services of: Ms. Cynthia Boerum, the Company’s Chief Executive Officer and Chief Financial Officer; and Mr. Jeff Hranicka, the Company’s Chief Operating Officer.

RISKS RELATED TO THIS OFFERING

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock immediately after this offering. Therefore, if you purchase our common stock in this offering, and the maximum of 7 million shares are sold, you will incur immediate dilution of $5.42 in net tangible book value per share from the price you paid. In addition, following this offering, purchasers in this offering will have contributed 99.9% of the total consideration paid by our stockholders to purchase shares of common stock, in exchange for acquiring approximately 29.1% of our total outstanding shares as of December 14, 2017 after giving effect to the maximum sale of 7,000,000 Shares in this Offering.

The Company May Not be Able to Satisfy Listing Requirements of a National Exchange or the OTCQX Market, or be able to Maintain a Listing of the Company’s Common Stock on a National Exchange or the OTCQX Market.

The Company intends to file an application to have its Common Stock listed for public trading on the OTCQX Over-the-Counter Market. If the Company’s Common Stock is accepted for listing on either a National Exchange or the OTCQX Market, of which there can be no assurance, the Company will be required to maintain certain financial and liquidity standards to maintain such listing. There can be no assurance that the Company will be able to maintain such listing. A de-listing of the Company’s Common Stock from an exchange or Over-the-Counter Market may materially impair the ability of the Company’s Common Stockholders ability to buy and sell the Company’s Common Stock, and could have an adverse effect on the market price of the Company’s Common Stock as well as impair the Company’s ability to raise additional capital.

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If the Company’s Shares of Common Stock Become Subject to the Penny Stock Rules, It Would Become More Difficult to Trade the Company’s Common Stock

The United States Securities and Exchange Commission has adopted rules that regulated broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the Company does not obtain or retain a listing on a National Exchange, and if the price of the Company’s Common Stock is less than $5.00 per share, the Company’s Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgement of the receipt of a risk disclosure statement; (ii) a written agreement to transaction involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Company’s Common Stock, and therefore stockholders may have difficulty selling their shares.

FINRA Sales Practice Requirements May Limit a Stockholder’s Ability to Buy and Sell the Company’s Stock

In addition to the “Penny Stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable ground for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy the Common Stock, which may have the effect of reducing the level of trading activity in the Company’s Common Stock. As a result, fewer broker-dealers may be willing to make a market in the Company’s Common Stock, reducing a stockholder’s ability to resell their shares of Common Stock.

No Public Market for Our Shares Presently Exist

Prior to this Offering, there has been no public market for our shares of Common Stock or Preferred Stock. Although we intend to apply to list our Common Stock on the OTCQX Market, we cannot predict that our Common Stock will be accepted for listing on any other National Exchange or Alternative Trading System such as OTC Markets. Even if we obtain a listing for our Common Stock, there can be no assurance as to the extent that a public market for our shares will develop or how liquid that market might become. The lack of a public market for our Common Stock, or a lack of liquidity in any public market for our Common Stock, may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active public market for our shares may also reduce the market price of your shares. In addition, broad market and industry factors may decrease the market price of our shares, regardless of our Company’s actual operating performance. At the present time, the Company does not plan to list our shares of Preferred Stock on any Exchange or Alternative Trading System, and does not anticipate that a public market for trading of these shares will develop.

USE OF PROCEEDS

The gross proceeds of a fully subscribed Offering of the maximum number of shares of Common Stock, before total offering expenses and commissions, will be $49,000,000. Assuming the maximum offering is completed, we estimate that the net proceeds would be approximately $ 45,080,000, which would be used approximately as follows:

-Acquisition costs of the Acquired Entities	$20,200,000
-Marketing and Promotion	$720,000
-Website Development and Information Technology	$50,000
-General Working Capital **	$24,110,000

** General and Administrative Expenses, which may include compensation to Officers, Directors and principal employees

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If the gross Offering proceeds were to be $36,750,000, or 75% of the maximum offered, we estimate that the net proceeds would be approximately $33,810,000, which would be used approximately as follows:

- Acquisition costs of the Acquired Entities	$20,200,000
- Marketing and Promotion	$720,000
- Website Development and Information Technology	$50,000
- General Working Capital	$12,840,000

If the gross Offering proceeds were to be $ 24,500,000, or 50% of the maximum offered, we estimate that the net proceeds would be approximately $ 22,540,000, which would be utilized approximately as follows:

- Acquisition costs of the Acquired Entities	$20,200,000
- Marketing and Promotion	$720,000
- Website Development and Information Technology	$50,000
- General Working Capital	$1,570,000

If the gross Offering proceeds were to be $14,700,000, or 30% of the maximum offered, we estimate that the net proceeds would be approximately $13,524,000 million, which would be utilized approximately as follows:

- Acquisition costs of the Acquired Entities	$12,360,000
- Marketing and Promotion	$720,000
- Website Development and Information Technology	$50,000
- General Working Capital	$394,000

In the event that less than 50% of the maximum offered is sold, the amount allocated to the “Acquisition of the Acquired Entities” would be reduced, and the percentage interest in those acquisitions may be reduced from 100% to not less than 51%. In no event, however, will the Company acquire less than of 51% of any of these entities. Currently, Management’s best estimate of the order of priority for the proposed acquisitions is as follows:

	($ amounts)
	Ownership	Ownership
Name of Entity	100%	51%
Acquisitions indicated per August 15, 2017 1-A/A	16,000,000	8,160,000
7GENx LLC	4,200,000

DILUTION

Immediate Dilution

If you invest in our Shares, your interest will be diluted to the extent of the Offering Price per share of our Common Stock and the pro-forma net tangible book value of the shares immediately after the completion of the Offering (and after giving effect to the proceeds of the Offering). Dilution means a reduction in the value, control, or earnings of the shares that an investor owns.

An early-stage company such as our Company typically sells it shares to its founders and early employees at a very low cash cost, and sometimes in exchange for services or “sweat equity”. When the company seeks investments from outside investors, such as in this Offering, the new investors typically pay a much larger sum for their shares than the founders or early investors, which means that the cash value of the new investors’ stake is diluted.

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Our pro-forma net tangible book value as of September 30, 2017 was $2,802, or approximately $ 0.0002 per share. After giving effect to maximum net proceeds from this Offering of $ 45,080,000 our pro forma net tangible book value at September 30, 2017 would have been $1.58 per share. This represents an immediate increase in the net tangible book value of $1.62 per share and an immediate dilution of $5.42 per share for investors purchasing in this Offering.

The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing stockholders, assuming full conversion of preferred stock and full vesting and exercise of outstanding stock options, and based on the assumption that the price per share in this Offering is $7.00. This method gives investors a better picture of what they will pay for their investment compared to the company’s insiders than just including such transactions for the last 12 months, which is what the SEC requires.

DILUTION TABLE

Potential Gross Issue 7 Million Shares	100%	75%	50%	30%
Outstanding Preferred - equity common	9,114	9,114	9,114	9,114
Outstanding Common	17,042,274	17,042,274	17,042,274	17,042,274
Newly Sold Common @ $7 per share	7,000,000	5,250,000	3,500,000	2,100,000

Warrants per Acquisition Agreements	4,416,666	4,416,666	4,416,666	4,416,666
Total Gross Revenue from stock sales	49,000,000	36,750,000	24,500,000	14,700,000

Total Net Revenue from sales (92%)	45,080,000	33,810,000	22,540,000	13,524,000
RETAINED EARNINGS AS OF 12/31/16	2,802	2,802	2,802	2,802

Net Book Value after issuance	45,082,802	33,812,802	22,542,802	13,526,802
Total # Common shares including PFD Convertible	28,468,054	26,718,054	24,968,054	23,568,054

Net Book Value / share after issuance	1.58	1.27	0.90	0.57
Share Dilution	5.42	5.73	6.10	6.43

(1)	Assumes conversion of all shares of Preferred Stock into shares of Common Stock at a conversion price of $7.00 per share, and potential exercise of all warrants per acquisition agreements.

MANAGEMENT DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto of the Company that are included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-look statements. See: “Risk Factors” and “Note Regarding Forward Looking Statements” above.

Overview

Doyen Elements, Inc., formerly AdvantaMeds Solutions USA Fund I, Inc. (the “Company”) is a corporation organized on October 21, 2015 under the laws of the state of Nevada. We have conducted limited business operations to date, and have had no revenues since our inception. We intend to focus our future business operations on providing a wide range of ancillary services and products to the legal medical-use cannabis industry, including property management and leasing, equipment sales and leasing, management consulting, business incubator services, technology solutions, and logistical support functions, both in the United States and internationally.

Recent Developments

On December 14, 2017, the Company entered into an agreement to acquire 7GENx LLC is a Boulder, Colorado based hemp genetics research and development company, for $ Four million two hundred thousand pursuant to a promissory note due May 21, 2019. See Exhibit 99.7 Along with this acquisition, the Company has entered into a 2-year employment agreement with Shane Davis, terms of which are included in Exhibit 99.8. 7GENx LLC is focused on creating proprietary hemp cultivars to meet the current and emerging market demands for use in breeding for agricultural, industrial and medical purposes. Our team of scientists focuses on data collection and analysis of chemical, genetic and phenotypic profiles of hemp, allowing us to create proprietary varieties of hemp that are targeted for specific uses for current or emerging markets.

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Our intention is to restore regenerative hemp based agriculture, food, fuel and fiber economies for the health, safety and welfare of the planet.

We do this, by providing small select farms in Colorado (and other states with state approved hemp programs) with hemp cultivation and harvesting techniques, elevated organic methods and practices, and proprietary CBD rich hemp varieties that meet state hemp program standards.

Our farm program partners are a main source of our geographic data collection and harvested proprietary whole plant hemp extracts that are designed for our line of hemp-based products to include, but not limited to; CBD rich dietary supplements for humans and animals and CBD rich body care products.

BUSINESS

Our principal business office is located at 1880 Office Club Pointe, Suite 1240, Colorado Springs, CO 80920. Our telephone number is (855) 369-3687, and our corporate website is doyenelementsus.com. The information found on, or through, our website is not incorporated into or form a part of this Offering Circular, or any other document that we file with the U.S. Securities and Exchange Commission (the “SEC”).

OUR PROPOSED ACQUISITIONS

In addition to proposed acquisitions disclosed previously, on December 14, 2017 we entered into an Equity Purchase Agreement, with an accompanying Employment Agreement described as follows:

7GENx LLC

7GENx LLC is a Boulder, Colorado based hemp genetics research and development company, focused on creating proprietary hemp cultivars to meet the current and emerging market demands for use in breeding for agricultural, industrial and medical purposes. Our team of scientists focuses on data collection and analysis of chemical, genetic and phenotypic profiles of hemp, allowing us to create proprietary varieties of hemp that are targeted for specific uses for current or emerging markets.

We have one of the largest global hemp genetics libraries also allowing our breeding program to create drought resistant and pest resistant hemp varieties that can thrive in geographical climates from the South Pacific to high altitudes in North America, Europe and beyond.

Our intention is to restore regenerative hemp based agriculture, food, fuel and fiber economies for the health, safety and welfare of the planet.

We do this, by providing small select farms in Colorado (and other states with state approved hemp programs) with hemp cultivation and harvesting techniques, elevated organic methods and practices, and proprietary CBD rich hemp varieties that meet state hemp program standards.

Our farm program partners are a main source of our geographic data collection and harvested proprietary whole plant hemp extracts that are designed for our line of hemp-based products to include, but not limited to; CBD rich dietary supplements for humans and animals and CBD rich body care products.

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Online Initiatives

●	The Doyen Elements website, www.doyenelementsus.com, will be the Company’s primary online marketing tool, and will be designed to serve as a powerful sales and promotional channel to reach our targeted canna-businesses. The website will provide potential clients with key information that will enable them to make a positive decision and convert them into clients. The website will include:

●	An introductory video that grab the attention of prospective clients through explaining Doyen’s service offerings and value proposition.

●	A modern logo and typeface that makes the website easy—to—read while establishing the Company’s brand identity

●	An “About Us” section that will provide an overview of the Company’s history, background, and team Live Chat / Contact Form

Through these initiatives, Doyen Elements will create a personal and memorable experience for the potential client, increasing the chance of lead conversion and thereby generating potential revenues for the Company.

EMPLOYEES

We have entered into an Employment Agreement with Shane Davis, as per Exhibit attached

MANAGEMENT

Officers and Directors

Our directors will serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one year and serves until their successor is duly elected and qualified, or until they are removed from office. Our board of directors has no nominating, auditing or compensation committees.

The name and position of our officer and directors are set forth below:

Name Positions

Ms. Cynthia Boerum Chief Executive Officer, Chief Financial Officer and Director

Ms. Boerum became the Chief Executive Officer of the Company. in November 2017, after serving as Chief Operating Officer since 2016. Ms. Boerum was Vice President of Sales and Consultant for Accentia International Outsourcing Company in Hyberdad, India, from 2009 to 2011. The leadership position included overseeing national and international sales teams.

Previously, Ms. Boerum held positions of Vice President of Sales for Opus Healthcare in Austin, TX. 2004 to 2007 and positioned the company for acquisition by NextGen. She also held the positions of Enterprise Vice President of National Accounts and Sales Manager for the top 32 health organizations nationally at McKesson from 1989 to 2003. During this time, she received various top performer awards, not only from McKesson, but also the state of Minnesota.

Mr. Jeff Hranicka Chief Operating Officer and Director

Mr. Hranicka became the Chief Operating Officer of the Company in November 2017. Jeff joined Doyen Elements, Inc. as the Capital Investment Manager in 2016 and has successfully completed the NASAA Series 65 Uniform Investment Advisor Law Examination; selected in June 2017 as Chief Technical Officer of Doyen Elements, Inc. Jeff is a proven business leader that delivers operational and financial commitments while developing profitability improvements through organizational leadership.

Beginning in 1998 he served multiple roles and was promoted to a Senior Sales and Operations Management Executive with leadership positions of increased responsibility and complexity for WESCO Distribution, Inc. As Director of the WESCO Midwest Region, 2008-2015, he led a world class sales organization approaching $200 million in revenues with responsibility for over 180 employees coordinating multiple resources in sales, operations, finance, human resources, purchasing, pricing and marketing as critical components of the field organization.

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Mr. Shane Davis President 7GENx

Mr. Davis brings 26 years of biological experience and is the Founder of 7GENx LLC, Boulder Hemp Farm LLC & SlowHemp LLC with a Biology and Molecular Genetics emphasis at the University of Maryland/Europe & Dickinson State University. Shane is a plant breeder, genetics and permaculture expert - combining techniques from agronomy, plant breeding, plant spirit, population and phylogenetic genetics, and carbon biotechnology.

Shane was the recipient of a National Science Foundation/EPSCOR grant for his inventive work in molecular genetics focused on randomly amplifying polymorphic DNA. Shane directed the open Pollination and Select Breeding Hemp Genetics Preservation and Expansion project in 2015 thus identifying target cultivars for current and emerging markets. Shane’s interdisciplinary skills ranges from working with numerous state, federal, local and non-profit agencies and has given numerous talks and workshops on the benefits of hemp, most recently as a keynote speaker on “Hemponomics” at the University of Nebraska at Kearny and United Nations Global Energy Summit – COP21 Paris 2015. Shane is the Co-author of the recently published: “The Return of the Ancient Partner: HEMP” – “A World of Diverse Cultivars”

Outside Directors:

Ronald P. Van, Jr.

Professional Summary: Mr. Van recently held the position of Vice President and General Manager, Central U.S. with WESCO Distribution, Inc., a leading North American provider of electrical products and other maintenance, repair and operating (MRO) supplies. As Vice President and General Manager Mr. Van led a sales organization approaching one billion in revenues with responsibility for over 800 employees in 60 plus locations. He coordinated multiple resources in sales, operations, finance, human resources, pricing and marketing.

Mr. Van retired from WESCO in October 2015. He currently volunteers on a regular basis at PAWS Chicago no kill adoption center.

David DiPaolo

Professional Summary: Over 34 years professional accounting experience in the oil and gas industry and public accounting sector. Successful in supervising, team leadership and the preparation of monthly, quarterly and year end audited financial statements. Also experienced with annual budgets, monthly projections and coordinating year-end financial statement and other audits.

Jeff Stroin

Professional Summary: Mr. Stroin currently holds the position of Vice President & General Manager with Turtle & Hughes, Inc. He held the same position at WESCO Distribution, Inc. from 2005 through 2015. Previous to that he held various positions at General Electric Company from 1979 through 2004 concluding as Vice-President Pacific Region. Jeff is a competitive, creative business leader with 36 years of sales and management experience. He has a proven track record of driving profitable growth through strategic analysis and execution of key business initiatives while managing electrical wholesale organizations as large as $900M and 850 employees.

Audit Committee Financial Expert

Our Board of Directors currently carries out the functions of the Audit Committee. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

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EXECUTIVE COMPENSATION

As of December 20, 2017, the following Compensation for Executives is in place:

Summary Compensation Table

NAME	Capacities in which compensation received	Cash Compensation	TOTAL Compensation
Cynthia Boerum (1,2)	Chief Executive Officer, CFO	350,000	350,000
Jeff Hranicka (3)	Chief Operating Officer, COO	150,000	150,000
Shane Davis		130,000	130,000

In October of 2015, the Company adopted a compensation program for Company Management pursuant to which our two Officers and Directors, Geoffrey Thompson and Patrick Custardo, were each paid $1.00 in annual compensation.

FOOTNOTES:

(1)(2)On November 6, 2017, the Company entered into a revised Employment Agreement with Cynthia Boerum to serve as Chief Executive Officer and Chief Financial Officer of the Company for the next three years. Ms. Boerum’s compensation is as follows: $350,000 annually for the next three years and an award of 2 million shares of additional stock. Ms. Boerum will also serve as Chairman of the Board of Directors of the Company until the next Annual Meeting of Shareholders of the Company.

(3) On November 6, 2017, the Company entered into an Employment agreement with Jeff Hranicka to serve as Chief Operating Officer of the company, for an open term. His compensation will be $150,000 annually.

(4) On November 3, 2017 Geoff Thompson resigned as an Officer and Director of the Company, and returned 16 million shares of stock to the company, which were cancelled.

(5) On June 5, 2017 Patrick Custardo resigned as an Officer and Director of the Company.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our two Officers and Directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our outside directors do not receive any compensation for serving as a member of our board of directors.

Indemnification of Officers and Directors

Nevada General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	Any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

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PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects their ownership assuming the sale of all of the shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares. Also included are the shares held by all executive officers and directors as a group.

Name and Address Beneficial Owner	Number of Shares Before the Offering	% Ownership Prior to Offering	Number of Shares and % of Ownership After the Offering Assuming all of the Shares are Sold
Cynthia Boerum, CEO [1,2]
17001 Clear Springs Terrace
Minnetonka, MN 55345	11,000,000	51.34%	11,000,000	38.70%

Jeff Hranicka, COO [2,3}
8600 171st Place
Tinley Park, IL 60487	2,000,000	9.33%	2,000,000	7.04%

Geoff Thompson, [3,4]
20511 Abbey Dr.
Frankfort, IL 60423	2,000,000	9.33%	2,000,000	7.04%

Patrick Custardo [3]
9126 Lincoln Ave
Brookfield, IL 60513	2,000,000	9.33%	2,000,000	7.04%

Osceola Green, LLC
3615 East Frontage Rd, Suite A
Tampa, FL 33607	2,499,999	11.67%	2,499,999	8.79%

Osceola Green Equity Holdings, LLC
3615 East Frontage Rd, Suite A
Tampa, FL 33607	1,500,000	7.00%	1,500,000	5.28%

[1]	The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct stock holdings.

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[2]	The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct stock holdings.

[3]	The persons named above have resigned from either a Director or Officer or both prior to this date

[4]	Said shares to be issued to an entity controlled by Geoff Thompson, who is therefore the beneficial owner

Future sales by existing stockholders

As of December 14, 2017, a total of 17,042,274 (not including factoring for 9114 shares convertible from preferred and 4,416,666 shares of common stock that may be issued pursuant to warrants, were issued to our two officers and directors and former officer, Patrick Custardo, all of which are restricted securities, as defined in Rule 144 of the General Rules, and Regulations promulgated under the Securities Act of 1933. Under Rule 144, all of these shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are 258 holders of record of our common stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100 million Shares of Common Stock, $. 0.0001 par value, and Shares of Preferred Stock, $. 0.0001 par value. As of December 14, 2017, we have a total of 17,042,274 shares of Common Stock (not taking into account preferred shares convertible to common @ $7.00) and outstanding, and 638 shares of 6% Convertible Preferred Stock issued and outstanding.

COMMON STOCK

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 100,000,000 shares of Common stock, $ 0.0001 par value per share (the “Common Stock”). As of December 14, 2017, 17,042,274 shares of Common Stock were issued and outstanding (not taking into account preferred shares convertible to common @ $7). Upon the completion of this Offering, up to 28,468,054 shares of Common Stock will be issued and outstanding (including preferred shares equivalent to 9114 common - conversion at $7, and 4,416,666 shares which would be potentially be converted due to outstanding warrants).

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

RELATED PARTY TRANSACTIONS

Geoff Thompson: From the period of our inception through September 30, 2017, our President at that time, lent the Company a total of $17,320 which was utilized for working capital purposes. As of September 30, 2017, a total of $17,320 remained unpaid, and this sum is payable upon demand.

The executive was entitled to receive Eighteen Million, (18,000,000) shares of Stock in Doyen Elements, Inc. f/k/a AdvantaMeds Solutions USA Fund I, Inc, (“Doyen”), and the Executive and Doyen have reached the following agreement regarding the issuance of Stock:

A) Doyen shall issue the Executive Two Million (2,000,000) Shares to an entity as directed by the Executive;

12

B) Doyen shall cancel and include the remaining Sixteen Million (16,000,000) Shares of Common Stock in its authorized capital, and Executive shall renounce and waive any rights to the Sixteen Million (16,000,000) shares of Stock

Cynthia Boerum: On November 6, 2017, at the time Ms. Boerum was appointed as CEO, the Company issued an additional 2 million shares of common stock, giving her a total ownership of 11 million shares.

EXPERTS

Our financial statements for the periods from inception through December 31, 2016, included in this Offering Circular, have been audited by AJ Robbins CPA LLC, as set forth in their Report. Their Report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

We are not a party to any pending legal proceedings or disputes. We anticipate that legal action may be commenced by or against Geoffrey Thompson, the former Chief Executive Officer of the Company, with respect to the terms of his Retirement Agreement as well as actions taken by Mr. Thompson during the course of his employment by the Company. The Law Offices of Peter Berkman, Esq. PLLC has acted as our legal counsel in providing a legal opinion for this filing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular, or having given any opinion with respect to the validity of the securities offered herein or upon other legal matters in connection with this Offering, was employed on a contingency basis or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in the Company, or otherwise is or has been at any time connected to the Company as a promoter, Officer, Director, or employee

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding Issuers that file electronically with the SEC on the EDGAR system. The address of that site is www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by our independent certifying accounting firm, AJ Robbins, CPA. Said firm is certified by the Public Company Accounting Oversight Board (PCAOB).

13

DOYEN ELEMENTS, INC.

(formerly AdvantaMeds Solutions USA Fund I Inc.)

Financial Statements

September 30, 2017 and 2016

1

ITEM 1 Financial Statements

DOYEN ELEMENTS, INC.

(formerly AdvantaMeds Solutions USA Fund I Inc.)

CONDENSED BALANCE SHEETS

As of September 30, 2017 (unaudited) and December 31, 2016

(audited)

	September 30, 2017	December 31, 2016
ASSETS

Current Assets:
Cash	$19,250	$301
Other current assets	4,399
Total current assets	23,649	301

Other assets	-	-

TOTAL ASSETS	$23,649	$301

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Due to stockholder	$17,320	$1,090
Dividends payable	3,527	632

Total current liabilities	20,847	1,722

Commitments and contingencies (Note 6)	-	-

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, par value $0.0001; 100,000,000 shares authorized; 27,007,012 and 36,000,000 shares issued and outstanding at September 30, 2017 and December 31, 2016	2,701	3,600
Preferred stock, $0.0001 par value 50,000,000 shares authorized; 6% convertible preferred stock, 500,000 shares authorized; 648 and 638 shares issued and outstanding at September 30, 2017 and December 31, 2016	-	-
Additional paid in capital	111,183	60,200
Accumulated deficit	(111,082)	(65,221)
Total stockholders’ equity (deficit)	2,802	(1,421)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$23,649	$301

The accompanying footnotes are an integral part of these unaudited condensed financial statements

2

DOYEN ELEMENTS, INC.

(formerly AdvantaMeds Solutions USA Fund I Inc.)

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2017 (unaudited) and 2016

(audited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues	$-	$-	$-	$-

Operating expenses:
Professional fees	29,391	400	32,034	400
General and administrative expenses	4,400	9,918	10,932	9,930
Total operating expenses	33,791	10,318	42,966	10,330

Net loss	(33,791)	(10,318)	(42,966)	(10,330)

Preferred stock dividend	(980)	(30)	(2,895)	(30)

Net loss attributed to common stockholder	$(34,771)	$(10,348)	$(45,861)	$(10,360)

Weighted average common shares outstanding - basic and diluted	28,370,088	-	32,787,722	-

Net loss per common share - basic and diluted	$(0.00)	$-	$(0.00)	$-

The accompanying footnotes are an integral part of these unaudited condensed financial statements

3

DOYEN ELEMENTS, INC.

(formerly AdvantaMeds Solutions USA Fund I Inc.)

CONDENSED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2017 (unaudited) and 2016

(audited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,966)	$(10,330)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Other current assets	(4,399)
Increase in due to officer	16,230	40
		-
Net cash used in operating activities	(31,135)	(10,290)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	49,084	-
Proceeds from sale of preferred stock	1,000	11,400
Net cash provided by financing activities	50,084	11,400

NET DECREASE IN CASH	18,949	1,110

CASH, BEGINNING OF PERIOD	301	-

CASH, END OF PERIOD	$19,250	$1,110

CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-

The accompanying footnotes are an integral part of these unaudited condensed financial statements

4

DOYEN ELEMENTS, INC.

(formerly AdvantaMeds Solutions USA Fund I Inc.)

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2017 (unaudited) and 2016

(audited)

Note 1 – Organization and Basis of Presentation

Organization and Line of Business

Doyen Elements, Inc., formerly AdvantaMeds Solutions USA Fund I Inc., (the “Company”) is a corporation organized on October 21, 2015 under the laws of Nevada. The Company plans to lease real estate properties and marijuana production equipment, and enter in joint ventures with established licensed marijuana companies where the Company will be an equity stockholder in each company. The Company has not yet commenced planned principal operations nor generated revenue as of December 31, 2016. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned operations.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company has elected to adopt early application of Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

The Company adopted the calendar year as its basis of reporting.

Interim Financial Statements

The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s financial position, the results of its operations, and cash flows for the periods presented. The results of operations for the nine months ended September 30, 2017 are not necessarily indicative of the results for the year ending December 31, 2017. The accompanying unaudited financial statements are presented in accordance with the requirements set forth by the Securities and Exchange Commission for interim reporting. Accordingly, they do not include all the disclosures normally required by US GAAP.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Fair Value of Financial Instruments

The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management.

5

DOYEN ELEMENTS, INC.

(formerly AdvantaMeds Solutions USA Fund I Inc.)

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2017 (unaudited) and 2016

(audited)

Revenue and Cost Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured. No revenues have been earned or recognized as of December 31, 2016. Expenses are recognized as incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during the nine months ended September 30, 2017 and 2016, except for the 648 shares of 6% Convertible Preferred Stock outstanding at September 30, 2017. Due to the net loss incurred during nine months ended September 30, 2017 and 2016 all instruments convertible into common stock would be anti-dilutive. Accordingly, diluted loss per share is the same as basic loss per share for the nine months ended September 30, 2017 and 2016.

Note 3 – Stockholders’ Equity

The Company authorized 150,000,000 shares of capital stock with consists of 100,000,000 shares of common stock, $0.0001 par value per share and 50,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

The Company had the following transactions in its common stock:

●	in June 2017, 7,000,000 shares of common stock issued to a founder of the Company were canceled for no consideration due to the founder’s retirement from the Company;

●	in September 2017, 10,000,000 shares of common stock issued to another founder of the Company were canceled for no consideration; and

●	in September 2017, 7,012 shares of common stock were sold to investors for cash proceeds of $49,084.

6

DOYEN ELEMENTS, INC.

(formerly AdvantaMeds Solutions USA Fund I Inc.)

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2017 (unaudited) and 2016

(audited)

6% Convertible Preferred Stock

During the nine months ended September 30, 2017, the Company sold 10 shares of its 6% Convertible Preferred Stock for proceeds of $1,000.

Note 4 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues or profits since inception, and has sustained net losses of $42,966 and $63,539 for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively. The Company’s ability to continue as a going concern for the next twelve (12) months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and its ability to obtain additional capital financing from investors. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to raise additional equity capital to the Company as necessary to fund expenditures until the Company’s planned principal operations can generate sufficient cash flows to sustain operations. No assurance can be made that these efforts will be successful and sustain the Company for a reasonable period of time.

Note 5 – Related Party Transactions

Certain expenses of the Company from inception were advanced by a related party company. As of September 30, 2017, and December 31, 2016, the Company owed Geoff Thompson, former CEO, $17,320 and $1,090, respectively, for expenses paid on its behalf, which are included in due to officer on the balance sheet.

Note 6 – Commitments and Contingencies

Equity Purchase Agreement

7

On December 13, 2017, the Company entered into an Equity Purchase Agreement with a nonaffiliated party to acquire 100% interest in an operating company currently engaged genetics research and development company, focused on creating proprietary hemp cultivars to meet the current and emerging market demands for use in breeding for agricultural, industrial and medical purposes. This acquisition is pursuant to a promissory note in the amount of $4,200,000, due no later than May, 2019.

Note 8 – Subsequent Event

Pursuant to ASC 855-10, the Company has evaluated all events or transactions that occurred from October 1, 2017 to December 14, 2017. The Company did not have any material recognizable subsequent events during this period except for the following:

●	the Company canceled 16,000,000 shares of common stock issued to the founder of the Company for no consideration; and
●	the Company issued 2,000,000 shares of common stock to CEO Cynthia Boerum; and
●	the Company issued 2,000,000 shares of common stock to COO Jeffrey Hranicka; and
●	the Company sold 35,262 shares of common stock to investors for proceeds of $246,834.

Business Summary

Comparison of Results of Operations for the Three Months Ended September 30, 2017 and 2016

	Three Months Ended
	September 30,	September 30,	Dollar	Percentage
	2017	2016	Change	Change
Revenue	$-	$-	$-	-
Professional fees	29,391	400	28,991	7247.8%
General and administrative expenses	4,400	9,918	(5,518)	-55.6%
Net loss	$(33,791)	$(10,318)	$(23,473)	227.5%

We generated no revenue for the three months ended September 30, 2017 and 2016.

Professional fees for the three months ended September 30, 2017 were $29,391 an increase of $28,991 or 7,248% from $400 for the same period in 2016. The significant increase is due to accounting and legal fees associated with the Company’s filings with the Securities and Exchange Commission (“SEC”).

General and administrative expenses for the three months ended September 30, 2017 were $4,400 a decrease of $5,518 or 55.6% from $9,918 for the same period in 2016. The decrease was due to a decrease in consulting fees.

Comparison of Results of Operations for the Nine Months Ended September 30, 2017 and 2016

	Nine Months Ended
	September 30,	September 30,	Dollar	Percentage
	2017	2016	Change	Change
Revenue	$-	$-	$-	0
Professional fees	32,034	400	31,634	7908.5%
General and administrative expenses	10,932	9,930	1,002	10.1%
Net loss	$(42,966)	$(10,330)	$(32,636)	315.9%

8

We generated no revenue for the nine months ended September 30, 2017 and 2016.

Professional fees for the nine months ended September 30, 2017 were $32,034 an increase of $31,634 or 7,908% from $400 for the same period in 2016. The significant increase is due to accounting and legal fees associated with the Company’s filings with the Securities and Exchange Commission (“SEC”).

General and administrative expenses for the nine months ended September 30, 2017 were $10,932 an increase of $1,002 or 10.1% from $9,930 for the same period in 2016. The increase was due to higher marketing expenses during the nine months ended September 30, 2017 as compared to the same period in 2016 offset by lower consulting fees decrease in consulting fees.

Liquidity and Capital Resources

As of September 30, 2017, we had $19,250 in cash.

At September 30, 2017, we had current assets of $23,649 and current liabilities of $20,847 resulting in a working capital of $2,802. We have experienced losses since our inception. This raises substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Net cash used in operating activities was $31,135 during the nine months ended September 30, 2017, compared to $10,290 in net cash used during the nine months ended September 30, 2016. The increase in cash used in operating activities is due to an increase in the net loss.

Cash flows provided by financing activities were $50,084 and $11,400 during the nine months ended September 30, 2017 and 2016, respectively. The increase in cash provided by financing activities is due to the sale of 7,012 shares of common stock during the nine months ended September 30, 2017 that generated proceeds of $49,084. During the nine months ended September 30, 2016 the Company sold preferred stock for an aggregate of $11,000.

To date, our operations have not generated any profits. We have funded our operating to date through the sales of our common stock and issuance of notes payable and convertible notes payable. Our ability to continue as a going concern is dependent upon use raising sufficient debt or equity capital to sustain operations until such time as we can generate a profit from our operations. We are currently working with investors to provide us with the necessary funding, but there can be no assurances we will obtain such funding in the future. Failure to obtain this additional financing will have a material negative impact on our ability to generate profits in the future.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the nine months ended September 30, 2017.

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

9

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Revenue Recognition

The Company recognizes revenue in accordance with FASB Accounting Standards Codification (“ASC”) 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

10

ITEM 4. OTHER INFORMATION

CHANGES IN CONTROL OF REGISTRANT

4.01 On November 3, 2017, Geoffrey Thompson resigned as an Officer and Director of the Registrant, and pursuant to the Retirement Agreement entered into between the Registrant and Mr. Thompson, a total of 16,000,000 shares of Common Stock of the Registrant previously issued to Mr. Thompson were returned to the Registrant and cancelled. As a result of this transaction, Mr. Thompson or his nominees now own or control 2,000,000 shares of Common Stock, representing 9.33% of the 17,042,274 shares of Common Stock now issued and outstanding. A copy of Mr. Thompson’s Resignation is annexed to The November 7, 2017 8K as Exhibit 17.1, and a copy of the Retirement Agreement is annexed thereto as Exhibit 99.1.

4.02 On November 6, 2017, the Registrant entered into an Amended Employment Agreement with Cynthia Boerum, pursuant to which Ms. Boerum was issued 2,000,000 shares of Common Stock of the Registrant. As a result of this transaction, Ms. Boerum presently owns or controls 11,000,000 shares of Common Stock of the Registrant, representing 51.34% of the shares of Common Stock now issued and outstanding.

4.03 On November 5, 2017, the Board of Directors appointed Cynthia Boerum as President and Chief Executive Officer of the Registrant, and Directors of the Registrant to serve until the next Annual Meeting of Shareholders. These are incorporated by reference to the 8K Filed on Nov 7, 2017.

4.04 On November 6, 2017, the Registrant entered into an Employment Agreement with Jeffrey Hranicka as Chief Operating Officer, pursuant to which Mr. Hranicka was issued 2,000,000 shares of Common Stock of the Registrant. As a result of this transaction, Mr. Hranicka presently owns or controls 2,000,000 shares of Common Stock of the Registrant, representing 9.33% of the shares of Common Stock now issued and outstanding.

14

Exhibit List

Index to Exhibits

Exhibit Number	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date

J	Preferred Stock Subscription Agreement		1-A POS	024-10494	1A-4	August 5, 2016
A	Doyen Elements Articles of Incorporation		1-K	24R-00076	2.1	May 1, 2017
C	Certificate of Designation of 6% Convertible Preferred Stock		1-K	24R-00076	2.4	May 1, 2017
O	Patrick Custardo Retirement Letter		1-A/A	024-10707	O	June 16, 2017
T	Proforma Unaudited Consolidated Financials		1-A/A	024-10707	14	June 16, 2017
X	Osceola US Warrant Kenneth Thomas Sr.		1-A/A	024-10707	Q	June 16, 2017
Y	Osceola US Warrant Osceola Green LLC		1-A/A	024-10707	R	June 16, 2017
Z	Osceola US Warrant Osceola Green Equity Holdings LLC		1-A/A	024-10707	S	June 16, 2017
B	Amended and Restated By-Laws of the Company		1-A/A	024-10707	2B	August 1, 2017
D	Amended Equity Purchase Agreement		1-A/A	024-10707	D	August 1, 2017
G	Financial Advisory Agreement with Wellington-Shields		1-A/A	024-10707	G	August 1, 2017
H	Agreement with Stock Transfer Agent		1-A/A	024-10707	H	August 1, 2017
K	Escrow Agreement with Prime Trust		1-A/A	024-10707	K	August 1, 2017
U	Cannabrand Services Contract		1-A/A	024-10707	U	August 1, 2017
V	Cannabrand SOW Media & PR		1-A/A	024-10707	V	August 1, 2017
W	CFX MSA & SOW		1-A/A	024-10707	W	August 1, 2017
I	Amended Common Stock Subscription		1-A/A	024-10707	1A-4	August 15, 2017
N	Form 8A		8-K/A	000-55836	99.1,99.2	September 13, 2017
10.1	Retirement Agreement Geoffrey Thompson		8-K	000-55836	99.3	November 8, 2017
10.2	Amended Employment Agreement Cynthia Boerum		8-K	000-55836	99.4	November 8, 2017
10.3	Appointment of Directors		8-K	000-55836	99.5	November 8, 2017
10.4	Employment Agreement Jeffrey Hranicka		8-K	000-55836	99.6	November 8, 2017
10.1	Equity Purchase Agreement		8-K	000-55836	10.1	December 18, 2017
10.2	Promissory Note		8-K	000-55836	10.2	December 18, 2017
10.3	Emplopyment Agreement Shane Davis		8-K	000-55836	10.3	December 18, 2017
5.1	OPINION OF COUNSEL	X	1-A POS	000-55836	5.1	December 20, 2017
23.2	CONSENT OF AUDITOR	X	1-A POS	000-55836	23.2	December 20, 2017

15

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on December 20, 2017.

DOYEN ELEMENTS, INC.

By:	/s/ Cynthia Boerum
Cynthia Boerum, Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cynthia Boerum or Jeff Hranicka, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cynthia Boerum	Chief Executive Officer	December 20, 2017
Director (Principal Executive Officer)

/s/ Jeff Hranicka	Chief Operating Officer	December 20, 2017

16